EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912), on Form S-3/A (File No. 333-116795), and on Form S-3 (File No. 333-139573) of our reports dated March 5, 2007 relating to the consolidated financial statements of Waste Services, Inc. and the effectiveness of Waste Services Inc.’s internal control over financial reporting which appear in this Form 10-K.
BDO Siedman, LLP
Phoenix, Arizona
March 5, 2007